SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2004

OSE USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27712	77-0309372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Old Oakland Road San Jose, California	95131-1402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 383-0818

(Former name or former address, if changed since last report.)

Item 5 Other Events and Regulation FD Disclosure

On April 15, 2004, the Company announced the hiring of Steve Lerner as President. A copy of the Company’s press release is attached as Exhibit 99.1 and is incorporated here by reference.

Mr. Lerner is the founder and president of GigaSys Corporation, Carlisle, Massachusetts, an advanced semiconductor packaging firm specializing in System-in-Package solutions and supplier related management services, including quality systems audits, process development, equipment procurement, strategic alliances and supply chain management. He is a recognized authority in microelectronics packaging and test foundry services with significant international experience in both S.E. Asia and Europe. Prior to his association with GigaSys Corporation, Mr. Lerner was CEO and founder of CS2, a Belgian component contract test and assembly company, and Managing Director of Amkor/Anam Euroservices in France, and has held several other senior management positions within the SATS industry. He is a graduate (BSME) of the State University of New York at Stony Brook, the holder of several United States patents, and a member of the Institute of Electrical and Electronics Engineers and CPMT.

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSE USA, Inc.
(Registrant)

Date: April 15, 2004	By:	/s/ Edmond Tseng
Edmond Tseng
Chief Executive Officer

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